Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56444, effective March 2, 2001, No. 333-98867, effective August 28, 2002, and No. 333-137087, effective September 1, 2006) and on Form S-3 (No. 333-86914) of AFC Enterprises, Inc. of our report dated February 27, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

February 27, 2013